3Q 2015 Earnings Call November 9, 2015 8:00am ET

2 Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of November 9, 2015, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Third Quarter results issued on November 9, 2015, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2014 Annual Report on Form 10-K and 2015 Quarterly Reports on Form 10-Q. Copies of these filings are available from the SEC, the Hertz website or the Company’s Investor Relations Department.

3*Definitions and reconciliations of these non-GAAP measures are provided in the Company’s third quarter 2015 press release. The following non-GAAP* measures will be used in the presentation: Adjusted Corporate EBITDA Adjusted Corporate EBITDA Margin Adjusted Pre-Tax Income Adjusted Net Income Adjusted Diluted Earnings Per Share (Adjusted EPS) Revenue per Available Car Day Non-GAAP Measures Total RPD Net Depreciation Per Unit Per Month Net Corporate Debt Net Fleet Debt Adjusted Interest Expense Free Cash Flow

Today's Agenda

John Tague
President &
Chief Executive Officer
Hertz Global Holdings



Tom Kennedy
Sr. EVP &
Chief Financial Officer
Hertz Global Holdings



Larry Silber
President &
Chief Executive Officer
Hertz Equipment Rental



Business Overview	John Tague
Financial Results Overview	Tom Kennedy
HERC Overview	Larry Silber

4

Hertz

3Q:15 Overview

Accomplishments:

- Realized global cost savings
- Increased W.W. RAC fleet efficiency
- Improved W.W. RAC revenue efficiency
- Increased customer satisfaction scores
- Integrated Hertz, Dollar and Thrifty systems
- **W.W. RAC adjusted Corporate EBITDA margin +300 bps to 17%**
  - Calculated as HGH adjusted Corporate EBITDA minus HERC segment EBITDA

Transactions:

- Reduced investment in CAR Inc., ~$100 million in proceeds
- Repurchased $262 million of common stock, 14.8 million shares
  - Reduced net leverage ratio from 2Q:15

Reaffirm FY 2015 consolidated adjusted Corporate EBITDA guidance of $1.45 to $1.55 billion

5

6 3Q:15 RAC Revenue Efficiency Revenue per Available Car Day (RACD = RPU/Day) Measures the capacity of the fleet to generate revenue Formula: Total revenue / number of days in period x average total owned fleet size U.S. RAC Int’l RAC W.W. RAC +1% +2% +1% 83% 81% 82% Note: Total RPD calculated using Total Revenue less ancillary retail car sales revenue

7 Tom Kennedy CFO • COST INITIATIVES AND FLEET MANAGEMENT • 3Q:15 RAC FINANCIAL PERFORMANCE

8 Cost Initiatives; Fleet Management FLEET MANAGEMENT U.S. RAC fleet efficiency +300bps YoY to 83%; U.S. RAC net monthly depreciation per unit +1%, better than expected - Increased use of higher return alternative sales channels - Strong industry residuals Capitalized on strong residuals heading into shoulder period, resulting in 3% decline in average U.S. fleet COST SAVINGS YTD 2015 realized ~$150M of $200M full-year target and annualized goal of $300M Consolidated DOE and SG&A expense as % of revenue down 290 bps Corporate/ Operations Overhead Fleet Management Sales and Marketing Consolidated adjusted Corporate EBITDA margin +247 bps to 20%

9 3Q:15 Consolidated Results C GAAP 3Q:15 Results 3Q:14 Results YoY Change Revenue $2,976 $3,121 (5)% Income before income taxes $307 $203 51% Net income $237 $149 59% Diluted earnings per share $0.52 $0.32 63% Diluted shares outstanding 457 464 (2)% Non-GAAP* Adjusted Corporate EBITDA $601 $553 9% Adjusted Corporate EBITDA margin 20% 18% 247 bps Adjusted Pre-tax income $359 $322 11% Adjusted Net income $226 $203 11% Adjusted EPS $0.49 $0.44 11% ($ in millions, except per share amounts) 3Q:15 adjusted EPS includes unfavorable FX impact of ~$(0.03) *Definitions and reconciliations of these non-GAAP measures are provided in the Company’s third quarter 2015 press release.

3Q:15 U.S. RAC Total Revenue



On Airport 76% of U.S. RAC Revenue
Off Airport 24% of U.S. RAC Revenue
Total
Airport
Off Airport
Volume
0.1%
Total RPD
(2.2%)
3.3%
Volume
Total RPD
(3.4%)
(1.3%)
Total RPD
Volume
(6.2%)

- Revenue per Available Car Day (RACD) up 1% on 300 bps improvement in efficiency
- Airport total RPD down
  - Industry published rates declined in shoulder period at the end of August
  - Weakness in corporate portfolio, a phenomenon observed throughout travel sector
- Off airport volume down due to store closures and lower fleet capacity
- Ancillary revenue per transaction day, ex-fuel, increased 4%

Note: Total RPD calculated using Total Revenue less ancillary retail car sales revenue

10

11 U.S. RAC Net Monthly Depreciation/Unit 3Q:15 net monthly depreciation per unit +1% to $267 3Q:15 unit sales through alternative channels increased 68% YoY YTD 2015 net monthly depreciation per unit (1)% to $267 Revised FY 2015 estimate to $270-280 net monthly depreciation per unit 60% 40% 3Q 2015 % of Total Hertz Non-Program Sales Alternative Channels Wholesale Auction Alternative Resale Channels

12 U.S. RAC DOE + SG&A 3Q:15 DOE and SG&A as a % of sales down 330 bps YoY Cost savings drivers include labor productivity, distribution efficiency, lower fleet maintenance and improved damage collections U.S. RAC adjusted corporate EBITDA margin 16%, +236 bps YoY 65% 62% 3Q DOE + SG&A as % of Sales 2014 2015

13 3Q:15 International Car Rental Revenue +3% YoY, excluding FX Volume +1% Total RPD +2%, excl. FX Fleet efficiency 81% Revenue per available car day +2% YoY DOE + SG&A down 290 bps as a % of revenue at 59% Net monthly depreciation per unit down 6% excluding FX Adjusted Corporate EBITDA margin 24%, up 509 bps YoY

1414 Larry Silber CEO, HERC • HERC OVERVIEW 14

15 HERC – Transforming the Business Revenue Expanding and diversifying customer base with focus on local accounts Decentralizing reporting structure, optimizing sales force • Better field accountability, more focused asset management, improved customer service Investing in branch management Utilization Investing in maintenance personnel to reduce out of service equipment Improving location footprint to enhance fleet sharing Increasing mix of specialty equipment to shift to higher margin business

16 3Q:15 HERC N.A. Oil & Gas Impact North America Rental & Related Revenue* YoY % change Customer Account Regional Branches Upstream oil & gas (39)% (26)% Non-oil & gas 9% 14% * Excludes FX impact Due to the secondary effect in oil markets, we will now report oil and gas results by regional branch data N.A. branch revenue in major upstream oil and gas markets represent 21% of total rental and rental-related revenue, excl. FX High-rate upstream oil and gas business declines

17 3Q:15 HERC Revenue Note: Pricing and volume data exclude Cinelease due to the nature of that business Pricing N.A. national accounts 49% of revenue vs. 51% 3Q:14 due to expansion of local customer base Upstream oil and gas pricing pressure Volume New accounts up 67% YoY from construction sectors and specialty and niche markets, offsetting weakness from upstream oil and gas branches YoY % change Revenue* Rental & Related Revenue* Volume Pricing W.W. HERC 1% 2% 3% Flat N.A. 1% 2% 3% Flat * Excludes FX impact

18 HERC Key Metrics 36% 37% 39% 38% 35% 36% 38% 39% 35% 35% 37% 1Q 2Q 3Q 4Q NA Dollar Utilization 2013 2014 2015 62% 65% 68% 66% 62% 64% 67% 68% 63% 63% 66% 1Q 2Q 3Q 4Q NA Time Utilization 2013 2014 2015 672 615 532 2013 2014 2015 3Q YTD WW FY Gross Purchases 534 433 410 2013 2014 2015 3Q YTD WW FY Net Fleet Purchases 3Q:15 YoY avg fleet in O&G regions down 16% Excluding upstream O&G markets, 3Q:15 dollar utilization up 60 bps W.W. HERC adjusted corporate EBITDA down $14M driven by decline in O&G branch profit

1919 Tom Kennedy CFO • BALANCE SHEET REVIEW • CASH FLOW REVIEW • TRANSACTION DAY BRAND ALIGNMENT • SECOND QUARTER 2015 10Q/A 19

20 Liquidity and Debt ($ in millions) ABL Availability: $1,334 Unrestricted Cash: 509 Corporate Liquidity: $1,843 Net corporate debt / LTM adjusted corporate EBITDA ratio 4.4x from 4.8x at June 30th FY 2016 leverage ratio target 3.5x Corporate Liquidity at September 30, 2015

21 Free Cash Flow 3Q:15 YTD 3Q:14 YTD Chg GAAP Pretax Income $291 $261 $30 PP&E (non fleet) depr. exp. + amortization exp. 308 307 1 Cash Taxes (31) (47) 16 Net Working Capital/Other 68 89 (21) Operating Cash Flow excl. fleet depr. add-back $636 $610 $26 RAC Fleet Growth (net capex + depr. exp. & net fleet financing) 125 (276) 401 HERC Fleet Growth (net capex + depr. exp.) (166) (105) (61) PP&E Net Capital Expenditures (181) (151) (30) Net Investment $(222) $(532) $310 FREE CASH FLOW $414 $78 $336 ($ in millions)

22 Refinancings Replaced existing Hertz and Dollar Thrifty Canadian securitizations facilities with single new C$350 million facility - Matures January 2018 Extended Donlen variable funding notes - Matures September 2017 - Upsized facility by $100 million Closed $600 million U.S. RAC term ABS note offering in October - Represents first 144a issuance for new HVF II funding platform Closed an extension and re-pricing of €400 million securitization - Drawn spread down ~30 bps 4Q:15 anticipate extending maturities for two primary U.S. RAC securitization revolvers

23 Transaction Day Methodology Aligned Operating systems integration complete Transaction days for Dollar/Thrifty now recorded under Hertz methodology Dollar/Thrifty transaction days will now be relatively higher compared to historically recorded Immaterial to 3Q:15; impact beginning in 4Q:15 - Higher transaction days - Lower total RPD - Higher utilization

24 2Q:15 10-Q/A 2Q:15 U.S. RAC fleet depreciation expense error resulted from a process change implemented at the beginning of the year - Cause of error identified; additional control procedures implemented - Error is unique to the way vehicles are transferred between legal entities when sold through retail sales channels, and is not related to our standard depreciation process - As a result of this error, depreciation expense during the three and six months ended June 30, 2015, overstated by $21M and $18M, respectively Also corrected an error that resulted in $3M overstatement of U.S. RAC direct operating expenses for the three months ended June 30, 2015 There was no change to cash flow as a result of these corrections While each of these corrections were immaterial to the individual line items in which they are recorded, the net effect was material to reported earnings and thus we needed to correct and reissue the statements We are committed to streamlining processes and improving controls to further mitigate the risk of these types of errors occurring in the future

25 OUTLOOK

26 FY:15 Financial Guidance Full Year 2015 Forecast Adj. Corporate EBITDA – Consolidated HGH $1,450M - $1,550M No Change Adj. Corporate EBITDA – W.W. HERC $575M - $625M No Change U.S. RAC Net Monthly Depreciation per Unit $270 - $280 U.S. RAC fleet capacity growth1 (1.0)% to Flat Net non-fleet capex $220M - $240M 1Excludes Advantage sublease and Hertz 24/7 vehicles Guidance Revision

27 2015 Investor Day Agenda C Panel Presentation Moderator Full potential opportunity John Tague Chief Executive Officer Customer preference & revenue mgmt. Jeff Foland Chief Revenue Officer Leading cost and quality Tom Kennedy Chief Financial Officer Winning with technology Tyler Best Chief Information Officer Path to full potential and 2016 guidance Tom Kennedy Chief Financial Officer

Q&A

FINANCIAL INFORMATION AND OPERATING DATA

SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2015	2014	2015	2014
Total revenues	$2,976	$3,121	$8,122	$8,487
Expenses:
Direct operating	1,564	1,702	4,475	4,738
Depreciation of revenue earning equipment and lease charges, net	717	746	2,102	2,180
Selling, general and administrative	259	303	821	845
Interest expense, net	158	164	467	484
Other (income) expense, net	(29)	3	(34)	(21)
Total expenses	2,669	2,918	7,831	8,226
Income (loss) before income taxes	307	203	291	261
(Provision) benefit for taxes on income (loss)	(70)	(54)	(88)	(109)
Net income (loss)	$237	$149	$203	$152
Weighted average number of shares outstanding:
Basic	454	459	457	453
Diluted	457	464	460	465
Earnings (loss) per share:
Basic	$0.52	$0.32	$0.44	$0.34
Diluted	$0.52	$0.32	$0.44	$0.33

Adjusted Corporate EBITDA (a)	$601	$553	$1,228	$1,254
Adjusted pre-tax Income (loss) (a)	359	322	537	562

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule III.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	September 30, 2015	December 31, 2014
Cash and cash equivalents	$509	$490
Restricted cash	280	571
Revenue earning equipment:
U.S. Car Rental	8,324	8,070
International Car Rental	2,542	1,904
Worldwide Equipment Rental	2,476	2,442
All Other Operations	1,284	1,237
Total revenue earning equipment, net	14,626	13,653
Total assets	24,569	23,985
Total debt	16,609	15,993
Net Fleet debt (a)	10,068	9,047
Net Corporate debt (a) (b)	5,752	5,885
Total equity	2,338	2,464

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule VI.

(b)	Fleet related to Hertz Equipment Rental Corporation is funded via Net Corporate Debt.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Nine Months Ended September 30,
(In millions)	2015	2014
Cash provided by (used in):
Operating activities	$2,683	$2,729
Investing activities	(3,114)	(3,283)
Financing activities	471	790
Effect of exchange rate changes	(21)	(18)
Net change in cash and cash equivalents	$19	$218

Fleet growth (a)	$(41)	$(381)
Free cash flow (a)	414	78

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules IV and V.

SELECTED UNAUDITED OPERATING DATA BY SEGMENT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
U.S. Car Rental
Transaction days (in thousands)	37,946	37,901	104,960	106,111
Total RPD (a)	$45.41	$46.41	$46.04	$46.80
Revenue per available car day (in whole dollars)	$37.63	$37.25	$35.43	$36.62
Average fleet	497,700	515,300	499,600	503,300
Fleet efficiency(a)	83%	80%	77%	78%
Net depreciation per unit per month(a)	$267	$265	$267	$270
Program cars as a percentage of total average fleet at period end	28%	15%	28%	15%
Adjusted pre-tax income (loss)(in millions) (a)	$246	$209	$509	$515
International Car Rental
Transaction days (in thousands)	14,814	14,695	37,112	36,186
Total RPD (a)(b)	$50.43	$49.47	$48.53	$48.03
Revenue per available car day (in whole dollars)(b)	$40.97	$40.13	$38.38	$37.38
Average Fleet	198,200	196,900	171,900	170,300
Fleet efficiency(a)	81%	81%	79%	78%
Net depreciation per unit per month(a)(b)	$207	$220	$214	$224
Program cars as a percentage of total average fleet at period end	44%	40%	44%	40%
Adjusted pre-tax income (loss)(in millions) (a)	$151	$136	$203	$154
Worldwide Equipment Rental
Dollar utilization	36%	37%	35%	36%
Time utilization	66%	66%	63%	64%
Rental and rental related revenue (in millions) (a)(b)	$380	$374	$1,069	$1,049
Same store revenue growth, including growth initiatives (b)	—%	6%	—%	6%
Adjusted pre-tax income (loss) (in millions) (a)	$54	$79	$130	$197
All Other Operations
Average fleet — Donlen	160,500	169,700	164,900	174,800
Adjusted pre-tax income (loss) (in millions) (a)	$18	$17	$52	$47

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and VI.

(b)	Based on December 31, 2014 foreign exchange rates.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Three Months Ended September 30, 2015						Three Months Ended September 30, 2014
(In millions)	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH
Total revenues:	$1,739	$687	$401	$149	$—	$2,976	$1,768	$795	$413	$145	$—	$3,121
Expenses:
Direct operating	988	351	221	6	(2)	1,564	1,041	427	221	6	7	1,702
Depreciation of revenue earning equipment and lease charges, net	399	114	86	118	—	717	409	143	78	116	—	746
Selling, general and administrative	92	57	44	8	58	259	116	68	47	7	65	303
Interest expense, net	43	20	14	3	78	158	44	27	12	3	78	164
Other (income) expense, net	5	24	(1)	—	(57)	(29)	(2)	—	(1)	—	6	3
Total expenses	1,527	566	364	135	77	2,669	1,608	665	357	132	156	2,918
Income (loss)before income taxes	$212	$121	$37	$14	$(77)	307	$160	$130	$56	$13	$(156)	203
(Provision) benefit for taxes on income (loss)						(70)						(54)
Net income (loss)						$237						$149

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Nine Months Ended September 30, 2015						Nine Months Ended September 30, 2014
(In millions)	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH
Total revenues:	$4,873	$1,679	$1,131	$439	$—	$8,122	$4,989	$1,918	$1,155	$425	$—	$8,487
Expenses:
Direct operating	2,856	950	643	17	9	4,475	2,939	1,150	631	18	—	4,738
Depreciation of revenue earning equipment and lease charges, net	1,200	310	243	349	—	2,102	1,224	381	235	340	—	2,180
Selling, general and administrative	289	182	136	23	191	821	310	195	114	23	203	845
Interest expense, net	124	54	44	8	237	467	125	73	38	10	238	484
Other (income) expense, net	5	24	(4)	—	(59)	(34)	(31)	2	(3)	—	11	(21)
Total expenses	4,474	1,520	1,062	397	378	7,831	4,567	1,801	1,015	391	452	8,226
Income (loss) before income taxes	$399	$159	$69	$42	$(378)	291	$422	$117	$140	$34	$(452)	261
(Provision) benefit for taxes on income (loss)						(88)						(109)
Net income (loss)						$203						$152

HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended September 30, 2015					Three Months Ended September 30, 2014
(In millions, except per share data)	GAAP	Adjustments		Adjusted (Non-GAAP)		GAAP	Adjustments		Adjusted (Non-GAAP)
Total revenues	$2,976	$—		$2,976		$3,121	$—		$3,121
Expenses:
Direct operating	1,564	(34)	(a)	1,530		1,702	(61)	(a)	1,641
Depreciation of revenue earning equipment and lease charges, net	717	—		717		746	—		746
Selling, general and administrative	259	(24)	(c)	235		303	(43)	(c)	260
Interest expense, net	158	(15)	(d)	143		164	(13)	(d)	151
Other (income) expense, net	(29)	21	(e)	(8)		3	(2)	(e)	1
Total expenses	2,669	(52)		2,617		2,918	(119)		2,799
Income (loss) before income taxes	307	52		359		203	119		322
(Provision) benefit for taxes on income (loss)	(70)	(63)	(f)	(133)	(f)	(54)	(65)	(f)	(119)	(f)
Net income (loss)	$237	$(11)		$226		$149	$54		$203
Weighted average number of diluted shares outstanding	457	457		457		464	464		464
Diluted earnings (loss) per share	$0.52	$(0.02)		$0.49		$0.32	$0.12		$0.44

	Nine Months Ended September 30, 2015					Nine Months Ended September 30, 2014
(In millions, except per share data)	GAAP	Adjustments		Adjusted (Non-GAAP)		GAAP		Adjustments		Adjusted (Non-GAAP)
Total revenues	$8,122	$—		$8,122		$8,487		$—		$8,487
Expenses:
Direct operating	4,475	(117)	(a)	4,358		4,738		(165)	(a)	4,573
Depreciation of revenue earning equipment and lease charges, net	2,102	—		2,102		2,180		(2)	(b)	2,178
Selling, general and administrative	821	(106)	(c)	715		845		(116)	(c)	729
Interest expense, net	467	(47)	(d)	420		484		(39)	(d)	445
Other (income) expense, net	(34)	24	(e)	(10)		(21)		21	(e)	—
Total expenses	7,831	(246)		7,585		8,226		(301)		7,925
Income (loss) before income taxes	291	246		537		261		301		562
(Provision) benefit for taxes on income (loss)	(88)	(111)	(f)	(199)	(f)	(109)		(99)	(f)	(208)	(f)
Net income (loss)	$203	$135		$338		$152		$202		$354
Weighted average number of diluted shares outstanding	460	460		460		465		465		465
Diluted earnings (loss) per share	$0.44	$0.29		$0.73		$0.33	(g)	$0.43		$0.76	(g)

a.
Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. Also includes restructuring and restructuring related charges, impairments and asset write-downs.

b.	In 2014, represents the increase in depreciation of equipment rental revenue earning equipment based upon its revaluation relating to purchase accounting.

c.
In 2014 and 2015, primarily comprised of restructuring and restructuring related charges and impairment charges, expenses associated with the anticipated HERC spin-off transaction announced in March 2014, consulting costs and legal fees related to the accounting review and investigation, expenses associated with acquisitions, integration charges and relocation expenses associated with the Company's relocation of its headquarters to Estero, Florida. In 2015, also includes costs associated with the separation of certain executives.

d.	Represents debt-related charges relating to the amortization of deferred debt financing costs and debt discounts.

e.
Includes miscellaneous non-recurring or non-cash items. For 2015, primarily represents the gain on the sale of common stock of CAR Inc, offset by a legal reserve in the International Rental Car segment. For 2014, primarily represents a litigation settlement received in relation to a class action lawsuit filed against an original equipment manufacturer stemming from recalls of their vehicles in previous years.

f.
Represents a (provision) benefit for income taxes derived utilizing a combined statutory rate of 37% for all periods shown. The combined statutory rate is applied to the adjusted income (loss) before income taxes to arrive at the adjusted (provision) benefit for taxes. The (provision) benefit for taxes related to the adjustments is calculated as the difference between the adjusted (provision) benefit for taxes and the GAAP (provision) benefit for taxes. Previously, we applied the combined statutory rate to our adjustments. Management believes the current approach results in a better indicator of our core earnings.

g.
GAAP net income (loss) and adjusted net income (loss) used in GAAP diluted earnings per share and adjusted diluted earnings per share calculations, respectively, includes interest income on convertible senior notes, net of tax of $1 million for the nine months ended September 30, 2014.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA AND ADJUSTED PRE-TAX INCOME (LOSS) BY SEGMENT
Unaudited

	Three Months Ended September 30, 2015						Three Months Ended September 30, 2014
(In millions)	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH
Income (loss) before income taxes	$212	$121	$37	$14	$(77)	$307	$160	$130	$56	$13	$(156)	$203
Depreciation and amortization	458	123	106	121	4	812	465	152	97	118	5	837
Interest, net of interest income	43	20	14	3	78	158	44	27	12	3	78	164
Gross EBITDA	$713	$264	$157	$138	$5	$1,277	$669	$309	$165	$134	$(73)	$1,204
Car rental fleet depreciation and lease charges, net	(399)	(114)	—	(118)	—	(631)	(409)	(143)	—	(116)	—	(668)
Car rental fleet interest	(46)	(16)	—	(3)	—	(65)	(45)	(23)	—	(4)	—	(72)
Car rental fleet debt related charges (a)	8	1	—	1	—	10	3	4	—	1	—	8
Corporate EBITDA	$276	$135	$157	$18	$5	$591	$218	$147	$165	$15	$(73)	$472
Non-cash stock-based employee compensation charges	—	—	—	—	5	5	—	—	—	—	7	7
Restructuring and restructuring related charges (b)	1	3	3	—	11	18	29	1	1	—	24	55
Acquisition related costs and charges	—	—	—	—	—	—	—	—	—	—	1	1
Equipment rental spin-off costs (c)	—	—	4	—	2	6	—	—	12	—	2	14
Impairment charges and write-downs (d)	6	—	—	—	—	6	—	—	—	—	—	—
Integration expenses (e)	—	—	—	—	1	1	—	—	—	—	1	1
Relocation costs (f)	—	—	—	—	—	—	—	—	—	—	3	3
Other extraordinary, unusual or non-recurring items(g)	1	24	—	—	(51)	(26)	—	(1)	—	—	1	—
Adjusted Corporate EBITDA	$284	$162	$164	$18	$(27)	$601	$247	$147	$178	$15	$(34)	$553
Non-fleet depreciation and amortization(h)	(59)	(9)	(106)	(3)	(4)	(181)	(56)	(9)	(97)	(2)	(5)	(169)
Non-fleet interest, net of interest income	3	(4)	(14)	—	(78)	(93)	1	(4)	(12)	1	(78)	(92)
Non-fleet debt related charges (a)	(1)	—	1	1	4	5	—	—	1	1	3	5
Non-cash stock-based employee compensation charges	—	—	—	—	(5)	(5)	—	—	—	—	(7)	(7)
Acquisition accounting (i)	19	2	9	2	—	32	17	2	9	2	2	32
Adjusted pre-tax income (loss)	$246	$151	$54	$18	$(110)	$359	$209	$136	$79	$17	$(119)	$322

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INCRECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA AND ADJUSTED PRE-TAX INCOME (LOSS) BY SEGMENT
Unaudited

	Nine Months Ended September 30, 2015						Nine Months Ended September 30, 2014
(In millions)	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Corporate	Consolidated HGH
Income (loss) before income taxes	$399	$159	$69	$42	$(378)	$291	$422	$117	$140	$34	$(452)	$261
Depreciation and amortization	1,356	338	301	356	15	2,366	1,391	411	291	348	11	2,452
Interest, net of interest income	124	54	44	8	237	467	125	73	38	10	238	484
Gross EBITDA	$1,879	$551	$414	$406	$(126)	$3,124	$1,938	$601	$469	$392	$(203)	$3,197
Car rental fleet depreciation and lease charges, net	(1,200)	(310)	—	(349)	—	(1,859)	(1,224)	(381)	—	(340)	—	(1,945)
Car rental fleet interest	(131)	(48)	—	(10)	—	(189)	(129)	(65)	—	(11)	—	(205)
Car rental fleet debt-related charges (a)	23	6	—	4	—	33	5	12	—	5	—	22
Corporate EBITDA	$571	$199	$414	$51	$(126)	$1,109	$590	$167	$469	$46	$(203)	$1,069
Non-cash stock-based employee compensation charges	—	—	—	—	14	14	—	—	—	—	20	20
Restructuring and restructuring related charges (b)	19	10	10	—	48	87	44	21	7	—	54	126
Acquisition related costs and charges	—	—	—	—	—	—	—	—	—	—	10	10
Equipment rental spin-off costs (c)	—	—	20	—	3	23	—	—	18	—	9	27
Impairment charges and write-downs (d)	15	—	—	—	—	15	10	—	—	—	—	10
Integration expenses (e)	—	—	—	—	5	5	1	—	—	—	6	7
Relocation costs (f)	—	—	—	—	4	4	—	—	—	—	7	7
Other extraordinary, unusual or non-recurring items (g)	(2)	24	(1)	—	(50)	(29)	(21)	(4)	—	—	3	(22)
Adjusted Corporate EBITDA	$603	$233	$443	$51	$(102)	$1,228	$624	$184	$494	$46	$(94)	$1,254
Non-fleet depreciation and amortization(h)	(156)	(28)	(301)	(7)	(15)	(507)	(167)	(30)	(291)	(8)	(11)	(507)
Non-fleet interest, net of interest income	7	(6)	(44)	2	(237)	(278)	4	(8)	(38)	1	(238)	(279)
Non-fleet debt-related charges (a)	—	(1)	4	—	11	14	1	—	4	—	11	16
Non-cash stock-based employee compensation charges	—	—	—	—	(14)	(14)	—	—	—	—	(20)	(20)
Acquisition accounting (i)	55	5	28	6	—	94	53	8	28	8	1	98
Adjusted pre-tax income (loss)	$509	$203	$130	$52	$(357)	$537	$515	$154	$197	$47	$(351)	$562

(a)	Represents non-cash charges relating to the amortization of deferred debt financing costs and debt discounts and premiums.

(b)
Represents expenses incurred under restructuring actions as defined in U.S. GAAP. For further information on restructuring costs, see Note 8, "Restructuring." Also represents incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes, consulting costs and legal fees related to the accounting review and investigation and costs associated with the separation of certain executives.

(c)	Represents expense associated with the anticipated HERC spin-off transaction announced in March 2014.

(d)
In 2015, primarily represents first quarter impairments of the former Dollar Thrifty headquarters and a corporate asset and a third quarter impairment of a building in the U.S. Car Rental segment. In 2014, primarily represents a second quarter write-down of assets associated with a terminated business relationship.

(e)	Primarily represents Dollar Thrifty integration related expenses.

(f)
Represents non-recurring costs incurred in connection with the relocation of the Company's corporate headquarters to Estero, Florida that were not included in restructuring expenses. Such expenses primarily include duplicate facility rent, certain moving expenses, and other costs that are direct and incremental due to the relocation.

(g)
Includes miscellaneous non-recurring or non-cash items. For 2015, primarily represents the gain on the sale of common stock of CAR Inc, offset by a legal reserve in the International Rental Car segment. For 2014, primarily represents a litigation settlement received in relation to a class action lawsuit filed against an original equipment manufacturer stemming from recalls of their vehicles in previous years.

(h)	Amounts related to the Worldwide Equipment Rental segment include depreciation of revenue earning equipment.

(i)	Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of revalued liabilities relating to purchase accounting.

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited

	Nine Months Ended September 30, 2015					Nine Months Ended September 30, 2014
(In millions)	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Consolidated HGH	U.S. Car Rental	Int'l Car Rental	Worldwide Equipment Rental	All Other Operations	Consolidated HGH
Revenue earning equipment expenditures	$(5,966)	$(2,499)	$(532)	$(1,013)	$(10,010)	$(4,128)	$(2,694)	$(470)	$(1,150)	$(8,442)
Proceeds from disposal of revenue earning equipment	4,576	1,504	122	586	6,788	3,019	1,456	130	711	5,316
Net revenue earning equipment capital expenditures	(1,390)	(995)	(410)	(427)	(3,222)	(1,109)	(1,238)	(340)	(439)	(3,126)
Depreciation of revenue earning equipment, net	1,200	255	244	348	2,047	1,222	321	235	340	2,118
Financing activity related to car rental fleet:
Borrowings	4,186	1,291	—	592	6,069	1,021	1,287	—	438	2,746
Payments	(3,824)	(850)	—	(549)	(5,223)	(1,085)	(745)	—	(350)	(2,180)
Restricted cash changes	262	24	—	2	288	85	(26)	—	2	61
Net financing activity related to car rental fleet	624	465	—	45	1,134	21	516	—	90	627
Fleet growth	$434	$(275)	$(166)	$(34)	$(41)	$134	$(401)	$(105)	$(9)	$(381)

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FREE CASH FLOW
Unaudited

	Nine Months Ended September 30,
(In millions)	2015	2014
Income (loss) before income taxes	$291	$261
Depreciation and amortization, non-fleet, net	265	272
Amortization of debt discount and related charges	43	35
Cash paid for income taxes	(31)	(47)
Changes in assets and liabilities, net of effects of acquisitions, and other	68	89
Net cash provided by operating activities excluding depreciation of revenue earning equipment	636	610
U.S. car rental fleet growth	434	134
International car rental fleet growth	(275)	(401)
Equipment rental fleet growth	(166)	(105)
All other operations rental fleet growth	(34)	(9)
Property and equipment expenditures, net of disposals	(181)	(151)
Net investment activity	(222)	(532)
Free cash flow	$414	$78

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

NET CORPORATE DEBT, NET FLEET DEBT AND TOTAL NET DEBT

	As of September 30, 2015			As of December 31, 2014
(In millions)	Fleet	Corporate	Total	Fleet	Corporate	Total
Debt	$10,291	$6,318	$16,609	$9,562	$6,431	$15,993
Less:
Cash and cash equivalents	—	509	509	—	490	490
Restricted cash	223	57	280	515	56	571
Net debt	$10,068	$5,752	$15,820	$9,047	$5,885	$14,932

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

TOTAL RPD, FLEET EFFICIENCY, REVENUE PER AVAILABLE CAR DAY AND NET DEPRECIATION PER UNIT PER MONTH

U.S. Car Rental Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
($In millions, except as noted)	2015	2014	2015	2014
Total RPD
Revenues	$1,739	$1,768	$4,873	$4,989
Ancillary retail car sales revenue	$(16)	$(9)	$(41)	$(23)
Total rental revenue	$1,723	$1,759	$4,832	$4,966
Transaction days (in thousands)	37,946	37,901	104,960	106,111
Total RPD (in whole dollars)	$45.41	$46.41	$46.04	$46.80

Fleet Efficiency
Transaction days (in thousands)	37,946	37,901	104,960	106,111
Average Fleet	497,700	515,300	499,600	503,300
Advantage sublease vehicles	—	(1,000)	—	(5,500)
Hertz 24/7 vehicles	—	(1,000)	—	(1,000)
Average Fleet used to calculate fleet efficiency	497,700	513,300	499,600	496,800
Number of days in period	92	92	273	273
Available car days (in thousands)	45,788	47,224	136,391	135,626
Fleet efficiency (a)	83%	80%	77%	78%

Revenue Per Available Car Day
Total rental revenue	$1,723	$1,759	$4,832	$4,966
Available car days (in thousands)	45,788	47,224	136,391	135,626
Revenue per available car day (in whole dollars)	$37.63	$37.25	$35.43	$36.62

Net Depreciation Per Unit Per Month
Depreciation of revenue earning equipment and lease charges, net	$399	$409	$1,200	$1,224
Average fleet	497,700	515,300	499,600	503,300
Depreciation of revenue earning equipment and lease charges, net divided by average fleet (in whole dollars)	$802	$794	$2,402	$2,432
Number of months in period	3	3	9	9
Net depreciation per unit per month (in whole dollars)	$267	$265	$267	$270
(a)Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

TOTAL RPD, FLEET EFFICIENCY, REVENUE PER AVAILABLE CAR DAY AND NET DEPRECIATION PER UNIT PER MONTH (continued)

International Car Rental

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except as noted)	2015	2014	2015	2014
Total RPD
Revenues	$687	$795	$1,679	$1,918
Foreign currency adjustment (a)	60	(68)	122	(180)
Total rental revenue	$747	$727	$1,801	$1,738
Transaction days (in thousands)	14,814	14,695	37,112	36,186
Total RPD (in whole dollars)	$50.43	$49.47	$48.53	$48.03

Fleet Efficiency
Transaction days (in thousands)	14,814	14,695	37,112	36,186
Average Fleet	198,200	196,900	171,900	170,300
Number of days in period	92	92	273	273
Available car days (in thousands)	18,234	18,115	46,929	46,492
Fleet efficiency (b)	81%	81%	79%	78%

Revenue Per Available Car Day
Total rental revenue	$747	$727	$1,801	$1,738
Available car days (in thousands)	18,234	18,115	46,929	46,492
Revenue per available car day (in whole dollars)	$40.97	$40.13	$38.38	$37.38

Net Depreciation Per Unit Per Month
Depreciation of revenue earning equipment and lease charges, net	$114	$143	$310	$381
Foreign currency adjustment (a)	9	(13)	21	(37)
Adjusted depreciation of revenue earning equipment and lease charges, net	$123	$130	$331	$344
Average fleet	198,200	196,900	171,900	170,300
Adjusted depreciation of revenue earning equipment and lease charges, net divided by average fleet (in whole dollars)	$621	$660	$1,926	$2,020
Number of months in period	3	3	9	$9
Net depreciation per unit per month (in whole dollars)	$207	$220	$214	$224
(a)Based on December 31, 2014 foreign exchange rates.
(b)Calculated as transaction days divided by available car days.

TOTAL RPD, FLEET EFFICIENCY, REVENUE PER AVAILABLE CAR DAY AND NET DEPRECIATION PER UNIT PER MONTH (continued)

Worldwide Car Rental

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except as noted)	2015	2014	2015	2014
Total RPD
Revenues	$2,426	$2,563	$6,552	$6,907
Ancillary retail car sales revenue	(16)	(9)	(41)	(23)
Foreign currency adjustment (a)	60	(68)	122	(180)
Total rental revenue	$2,470	$2,486	$6,633	$6,704
Transaction days (in thousands)	52,760	52,596	142,072	142,297
Total RPD (in whole dollars)	$46.82	$47.27	$46.69	$47.11

Fleet Efficiency
Transaction days (in thousands)	52,760	52,596	142,072	142,297
Average Fleet	695,900	712,200	671,500	673,600
Advantage sublease vehicles	—	(1,000)	—	(5,500)
Hertz 24/7 vehicles	—	(1,000)	—	(1,000)
Average Fleet used to calculate fleet efficiency	695,900	710,200	671,500	667,100
Number of days in period	92	92	273	273
Available car days (in thousands)	64,023	65,338	183,320	182,118
Fleet efficiency (b)	82%	80%	77%	78%

Revenue Per Available Car Day
Total rental revenue	$2,470	$2,486	$6,633	$6,704
Available car days (in thousands)	64,023	65,338	183,320	182,118
Revenue per available car day (in whole dollars)	$38.58	$38.05	$36.18	$36.81

Net Depreciation Per Unit Per Month
Depreciation of revenue earning equipment and lease charges, net	$513	$552	$1,510	$1,605
Foreign currency adjustment (a)	9	(13)	21	(37)
Adjusted depreciation of revenue earning equipment and lease charges, net	$522	$539	$1,531	$1,568
Average fleet	695,900	712,200	671,500	673,600
Adjusted depreciation of revenue earning equipment and lease charges, net divided by average fleet (in whole dollars)	$750	$757	$2,280	$2,328
Number of months in period	3	3	9	$9
Net depreciation per unit per month (in whole dollars)	$250	$252	$253	$259
Note: Worldwide Car Rental represents U.S. Car Rental and International Car Rental segment information on a combined basis and excludes our Donlen leasing operations.

(a)Based on December 31, 2014 foreign exchange rates.
(b)Calculated as transaction days divided by available car days.

WORLDWIDE EQUIPMENT RENTAL AND RENTAL RELATED REVENUE

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2015	2014	2015	2014
Worldwide equipment rental segment revenues	$401	$413	$1,131	$1,155
Worldwide equipment sales and other revenue	(28)	(33)	(79)	(87)
Rental and rental related revenue at actual rates	373	380	1,052	1,068
Foreign currency adjustment (a)	7	(6)	17	(19)
Rental and rental related revenue	$380	$374	$1,069	$1,049
(a)Based on December 31, 2014 foreign exchange rates.

NON-GAAP MEASURES AND KEY METRICS - DEFINITIONS AND USE

Hertz Global is the top-level holding company and The Hertz Corporation is Hertz Global's primary operating company (together, the Company). The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding the Company's financial condition and results of operations and additional purposes, if any, for which management of the Company utilizes the non-GAAP measures.

Adjusted Pre-Tax Income (Loss) and Adjusted Pre-tax Margin

Adjusted pre-tax income is calculated as income before income taxes plus certain non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. Adjusted pre-tax margin is adjusted pre-tax income divided by total revenues.

Adjusted Net Income and Adjusted Net Income Margin

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate of 37%. The normalized income tax rate is management's estimate of our long-term tax rate. Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of our competitors. Adjusted net income margin is adjusted net income divided by total revenues.

Adjusted Net Income Per Diluted Share

Adjusted net income per diluted share is calculated as adjusted net income divided by the weighted average number of diluted shares outstanding for the period. Adjusted net income per diluted share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

Available Car Days

Available Car Days is calculated as average fleet multiplied by the number of days in a period. Average fleet used to calculate available car days in our U.S. Car Rental segment excludes Advantage sublease and Hertz 24/7 vehicles as these vehicles do not have associated transaction days.

Average Fleet

Average Fleet is determined using a simple average of the number of vehicles owned by the company at the beginning and end of a given period. Among other things, average fleet is used to calculate our fleet efficiency which represents the portion of the Company's fleet that is being utilized to generate revenue.

Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and cash equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self-insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

Dollar Utilization

Dollar utilization means revenue derived from the rental of equipment divided by the original cost of the equipment including additional capitalized refurbishment costs (with the basis of refurbished assets at the refurbishment date).

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

EBITDA is defined as net income before net interest expense, income taxes and depreciation (which includes revenue earning equipment lease charges) and amortization. Corporate EBITDA, as presented herein, represents EBITDA as adjusted for car rental fleet interest, car rental fleet depreciation and car rental debt-related charges. Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for certain other items, as described in more detail in the accompanying schedules.

Management uses EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance and liquidity metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate our business segments that are financed differently and have different depreciation characteristics and compare our performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the calculation of financial covenants under the Company's senior credit facilities and in the determination of certain executive compensation.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues and is used by the Compensation Committee to determine certain executive compensation, primarily in the form of PSUs.

EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin are not recognized measurements under U.S. GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities.

Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it reflects time and mileage and ancillary charges for equipment on rent and is comparable with the reporting of other industry participants.

Fleet Efficiency

Fleet efficiency is calculated by dividing total transaction days by the available car days. Average fleet used to calculate fleet efficiency in our U.S. Car Rental segment excludes Advantage sublease and Hertz 24/7 vehicles as these vehicles do not have associated transaction days.

Fleet Growth

U.S. and International car rental fleet growth is defined as car rental fleet capital expenditures, net of proceeds from disposals, plus car rental fleet depreciation and net car rental fleet financing which includes borrowings, repayments and the change in fleet restricted cash. Worldwide equipment rental fleet growth is defined as worldwide equipment rental fleet expenditures, net of proceeds from disposals, plus depreciation.

Free Cash Flow

Free cash flow is calculated as net cash provided by operating activities, excluding depreciation of revenue earning equipment, net of car rental and equipment rental fleet growth and property and equipment net expenditures.  Free cash flow is important to management and investors as it represents the cash available for acquisitions and the reduction of corporate debt.

Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash. Corporate debt consists of our Senior Term Facility; Senior ABL Facility; Senior Notes; Promissory Notes; Convertible Senior Notes; and certain other indebtedness of our domestic and foreign subsidiaries.

Net Corporate Debt is important to management and investors as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is collateralized by assets not available to lenders under the non-fleet debt facilities.

Net Depreciation Per Unit Per Month

Net depreciation per unit per month is calculated by dividing depreciation of revenue earning equipment and lease charges, net by the average fleet in each period and then dividing by the number of months in the period reported with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is useful in analyzing underlying trends. Average fleet used to calculate net depreciation per unit per month in our U.S. Car Rental segment includes Advantage sublease and Hertz 24/7 vehicles as these vehicles have associated lease charges. Net depreciation per unit per month represents the amount of average depreciation expense and lease charges, net per vehicle per month.

Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning, vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

Revenue Per Available Car Day ("RACD")

Revenue per available car day is calculated as total revenues less revenue from fleet subleases and ancillary revenue associated with retail car sales divided by available car days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This metric is important to our management and investors as it represents a measurement of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control and provides a measure of revenue production relative to overall capacity.

Same Store Revenue Growth/Decline

Same store revenue growth is calculated as the year-over-year change in revenue for locations that are open at the end of the period reported and have been operating under our direction for more than twelve months. The same-store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency.

Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

Time Utilization

Time utilization means the percentage of time an equipment unit is on-rent during a given period.

Total Net Debt

Total net debt is calculated as total debt less total cash and cash equivalents and total restricted cash. This measure is important to management, investors and ratings agencies as it helps measure our gross leverage.

Total RPD

Total RPD is calculated as total revenue less ancillary revenue associated with retail car sales, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This metric is important to our management and investors as it represents a measurement of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control.

Transaction Days

Transaction days represent the total number of 24-hour periods, with any partial period counted as one transaction day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one transaction day in a 24-hour period. Late in the third quarter of 2015 the Company fully integrated the Dollar Thrifty and Hertz counter systems and as a result aligned the transaction day calculation in the Hertz system.  As a result of this alignment, Hertz determined that there was an impact to the calculation.  The impact to the third quarter of 2015 is negligible, however Hertz expects that transaction days for the US RAC segment will increase by approximately 1% prospectively relative to the historic calculation.